Exhibit 1.1

Incapital Unit Trust, Series 18

Reference Trust Agreement

Dated: February 4, 2013

This Reference Trust Agreement among Incapital LLC, as Depositor, Incapital Asset Management LLC, as Evaluator and Supervisor, and The Bank of New York Mellon, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled “Standard Terms and Conditions of Trust For Incapital Unit Trust, Effective for Unit Investment Trusts Investing in Equity Securities Established On and After April 2, 2012” (the “Standard Terms and Conditions of Trust”) and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument.  All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

Witnesseth That:

In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

Part I

Standard Terms and Conditions of Trust

Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

Part II

Special Terms and Conditions of Trust

The following special terms and conditions are hereby agreed to:

              1.The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

              2.The fractional undivided interest in and ownership of a Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under “Statement of Financial Condition_Number of Units” in the Prospectus for the Trust.

              3.The aggregate number of Units described in Section 2.03(a) for a Trust is that number of Units set forth under “Statement of Financial Condition_Number of Units” in the Prospectus for the Trust.

              4.The term “Deferred Sales Charge Payment Dates” shall mean the dates specified the payment of the deferred sales charge and the Creation and Development fee under “Fee Table” in the Prospectus for each Trust.

              5.The term “Distribution Date” shall mean the “Distribution Date” set forth under “Essential Information” in the Prospectus for each Trust.

              6.The term “Mandatory Termination Date” shall mean the “Termination Date” set forth under “Essential Information” in the Prospectus for each Trust..

7.	The term “Record Date” shall mean the “Record Date” set forth under “Essential Information” in the Prospectus for each Trust.

              8.Section 1.01(1) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

“‘Depositor’ shall mean Incapital LLC and its successors in interest, or any successor depositor appointed as hereinafter provided.”

              9.The Depositor’s annual compensation shall be the amount set forth under “Fee Table”  in the Prospectus.

              10.The Trustee’s annual compensation shall be the amount set forth under “Fee Table” in the Prospectus.

              11.The Supervisor’s annual compensation shall be the amount set forth under “Fee Table”  in the Prospectus.

              12.The Evaluator’s annual compensation shall be the amount set forth under “Fee Table” in the Prospectus.

This Trust Agreement shall be deemed effective when executed and delivered by the Sponsor and the Trustee.

In Witness Whereof, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.

Incapital LLC

By /s/Thomas Belka
Thomas Belka, Executive Director

Incapital Asset Management LLC

By /s/Thomas Belka
Thomas Belka, Executive Director

The Bank of New York Mellon, Trustee

By /s/Thomas Balbone
Thomas Balbone, Vice President

Schedule A to Trust Agreement

Securities Initially Deposited

in

Incapital Unit Trust, Series 18

Incorporated herein by this reference and made a part hereof is the schedule set forth under “Trust Portfolio” in the Prospectus for the Trust.